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                            [XETA TECHNOLOGIES LOGO]


NEWS RELEASE
Date:       May 19, 2003
            FOR IMMEDIATE RELEASE

Contact:    Cheryl Moll
            XETA Technologies
            (918) 664-8200

                            XETA TECHNOLOGIES REPORTS
                            STRONG 2Q AND YTD GROWTH

BROKEN ARROW, OK. - XETA Technologies (NASDAQ: XETA) today announced earnings of $0.313 million, or $0.03 per share, diluted, on revenues of $11.8 million for the second fiscal quarter ending April 30, 2003. The Company also reported earnings of $0.805 million, or $0.08 per share, diluted, on revenues of $27.2 million for the six months year-to-date. These earnings represent growth of more than 47 times those of last year's second quarter and nearly triple the 2002 six months year-to-date results.

"We have completed another solid quarter in a very difficult business environment," said Jack Ingram, President and CEO. "Continued careful management of our resources permitted earnings at the upper end of our previous projections. The positive cash flows experienced permitted a 25% reduction in total debt shortly after the end of the quarter."

"We continue to make good progress in executing our long range business plan and remain focused on broadening our customer base, managing costs to maintain profitability, and consistently delivering an excellent level of customer service," stated Larry Patterson, Sr. Vice President of Sales and Service. "During the quarter, we announced a new midmarket initiative, which continues to grow and perform as expected. We also continued to expand our technical capabilities and maintain our leadership position in converged technologies, as evidenced by our recent installation of one of the nation's first and largest Internet Protocol (IP) Office telephone networks. During the quarter, we experienced increased quotation activity as businesses began the process of migrating their multi-vendor voice and data networks onto secure and reliable Internet Protocol (IP) telephony networks and further explore the strategic benefits of emerging applications." Patterson continued, "It is also important to note that the gap between capital spending and available technology is widening at a very impressive rate. While consumers continue to spend cautiously, new internet-based communications applications are rapidly emerging.

"We achieved our second quarter results despite a persistence of the lackluster capital spending environment in which we continue to find ourselves," said Ingram. "We still see no reliable signals of any significant improvement in the malaise that continues to envelope the business community, and as a result, we will continue to operate in a cautious manner. We expect earnings for the third quarter to fall in the 1 to 5 cent range, and assuming the current economic conditions continue, we expect earnings for the year to be in the 15 to 20 cent range."

XETA Technologies will host a conference call to discuss fiscal 2003 second quarter operating results at 10 a.m. CDST on Tuesday, May 20. The media, analysts and investors are invited to participate by dialing 800-230-1092 A replay of the call will be available from 1:30 p.m. CDST that day through 11:59 p.m. CDST on May 27 by dialing 800-475-6701, access code 685689.




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
                                                             Quarter Ending April 30        Six Months Ending April 30
                                                           -------------------------       ----------------------------
                                                              2003            2002            2003               2002
                                                           ---------       ---------       ---------         ----------
Sales                                 Systems                  6,010           6,172          14,735             13,517
                                      Services                 5,605           6,323          11,722             12,390
                                      Other                      151              64             740                415
                                      Total                   11,766          12,599          27,197             26,322

Gross Profit Margins                  Systems                    34%             29%             30%                30%
                                      Services                   29%             24%             29%                23%
                                      Other                     100%            100%             54%                30%
                                      Corp COGS                  -3%             -3%             -3%                -3%
                                      Overall                    29%             23%             27%                23%

Operating Expense                                              2,800           2,761           5,782              5,421

Income from Operations                                           636             154           1,573                753
Interest and Other Expense                                      -121            -143            -251               -286

Net Income After Tax                                             313               7             805                283
Basic Earnings Per Share                                       $0.03           $0.00           $0.08              $0.03
Diluted Earnings Per Share                                     $0.03           $0.00           $0.08              $0.03
Wt. Avg. Common Shares Outstanding                         9,723,709       9,237,952       9,713,143          9,237,952
Wt. Avg. Common Equivalent Shares                          9,936,926       9,917,943       9,940,279          9,883,122


         (The information is presented in thousands except percentages and per-share data.)


                                                                                  April 30, 2003    October 31, 2002
Assets                Current                   Cash                                    4,936             1,967
                                                Receivables (net)                       7,489             9,479
                                                Inventories                             6,564             7,801
                                                Other                                   1,681             2,969
                                                Subtotal                               20,670            22,216

                      Non-Current               Receivables (net)                         447               519
                                                PPE (net)                              10,434            10,458
                                                Goodwill                               25,755            25,782
                                                Capitalized Software                      148               238
                                                Other                                     149               171
                                                Subtotal                               36,933            37,168

                      Total Assets                                                     57,603            59,384

Liabilities           Current                   Notes Payable                           3,288             3,288
                                                Revolving Line of Credit                2,000                 0
                                                Accounts Payable                        2,309             6,119
                                                Unearned Revenue                        2,383             2,079
                                                Accrued Liabilities                     2,346             2,150
                                                Subtotal                               12,326            13,636

                      Non-Current               Long Term Debt                          9,921            11,565
                                                Other                                   1,976             1,662
                                                Subtotal                               11,897            13,227

                      Total Liabilities                                                24,223            26,863

Equity                                                                                 33,380            32,521

                   (The information is presented in thousands)


                                      # # #


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ABOUT XETA TECHNOLOGIES

XETA Technologies is a leading communications integrator with sales and service locations nationwide. XETA has grown from being the lodging industry's leading provider of call accounting solutions to a major national integrator of enterprise communications equipment. Through internal growth and corporate acquisitions, XETA today is positioned to serve and lead the growing market of converged communications network solutions for voice, data and video applications. XETA is also building upon its success as one of the largest integrators of Avaya voice and data systems, serving national business clients in sales, consulting, engineering, project management, installation and service support. As proven technologies come to the market place, XETA is at the forefront of providing communication solutions and consulting services that support such platforms as Microsoft Exchange 2000 and the growing demand for Unified Messaging and Voice-over Internet Protocol (VoIP) applications.

XETA Technologies has recently been recognized by Fortune Small Business magazine's Top 100 Fastest-Growing Companies, Fortune magazine's "100 Fastest-Growing Companies", Forbes magazine's "Best 200 Small Companies in America" and BusinessWeek's "Top 100 Hot Growth Companies". For more information about XETA Technologies, visit www.xeta.com.

This news release contains forward-looking statements, which are made subject to the provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements concerning XETA's targeted growth levels for sales and after-tax earnings for the fiscal year ending October 31, 2003 and the second quarter of fiscal 2003. These and other forward-looking statements (generally identified by such words as "expects," "plans," "believes," "anticipates" and similar words or expressions) reflect management's current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the telecommunications market specifically, the impact of a war with Iraq and further terrorist attacks upon the U.S. stock market and economy, the Company's ability to manage its bank debt and meet its covenant requirements, the long-term success of the Company's growth strategies, market acceptance of and demand for the Company's product and service offerings, the success and growth of Avaya, the Company's ability to expand successfully into various geographic areas and to major Avaya customers who previously purchased through Avaya's direct sales channel, competition, and the availability and retention of sales professionals and trained technicians. Additional factors which could affect actual results are described in the section entitled "Outlook and Risk Factors" contained in the Company's Form 10-K for its fiscal year ended October 31, 2002.